UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 16, 2011, we received notice from Fagen, Inc. that it had fully executed a Construction Services Agreement that we executed on December 12, 2011 (the "Agreement"). The effective date of the Agreement is November 16, 2011. Pursuant to the Agreement, Fagen, Inc. will construct an additional fermenter at our ethanol plant. Construction of the additional fermenter began in December 2011 and is expected to be complete in June 2012. The total cost of the construction is anticipated to be approximately $3.5 million.

Fagen, Inc. is the same entity that designed and built our ethanol plant and the expansion of our ethanol plant. Fagen, Inc. and its owner Ron Fagen, collectively own 2 million of our Class A Membership Units. Fagen, Inc. and Ron Fagen each have the right to appoint one director to sit on our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: January 3, 2012	/s/ Christine Marchand
Christine Marchand
Chief Financial Officer
(Principal Financial Officer)